SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

RANGER GOVERNANCE, LTD.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE

        Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.

Table of Contents

Letter to stockholders regarding Ranger's four person slate	Item 1

Revised Ranger proxy card	Item 2

Contents of Items 1-2

August 17, 2001

Dear Fellow Computer Associates Stockholder:

Late last month, Ranger Governance, Ltd. mailed a proxy statement to the stockholders of Computer Associates International, Inc., asking them to support a slate of director nominees assembled by Ranger.

We believe that our efforts to revitalize Computer Associates have been well-received by independent Computer Associates stockholders. In addition, Institutional Shareholder Services, described by Computer Associates as “the nation’s leading proxy voting advisory service,” 1 noted that Ranger has “mounted a credible case for change at CA, and now offer[s] shareholders a business model that . . . appears well-tailored to remedy some of the fundamental weaknesses of CA’s business in the past.” 2

In spite of the high quality of Ranger’s business plan and the high caliber of Ranger’s nominees (who were described by ISS as “an ‘all-star’ board” 2 ), some institutional stockholders are understandably hesitant to replace the entire board of Computer Associates in a single election. Some of those stockholders, as well as some corporate governance experts, have urged us to consider supporting a “short slate” of nominees who, if elected, would constitute a minority of Computer Associates’ directors.

We continue to believe that the right plan and the right leadership can release the untapped value of Computer Associates. We also believe that patience is often necessary to accomplish a task as significant as reforming a large public company. Moreover, as ISS stated, “. . . [Computer Associates] shareholders would almost certainly be even better served by the addition to the board of persons chosen by a party totally unaffiliated with (and skeptical of) management.” 2

Under these circumstances, we believe the interests of Computer Associates and its stockholders are best served by running a “short slate” of nominees. Accordingly, we are asking for your vote to replace four of Computer Associates’ ten incumbent directors with four Ranger nominees. Our four nominees are Richard J. Agnich, Stephen R. Perkins, Cece Smith and Elizabeth Ann VanStory. We are seeking to replace Charles B. Wang, the chairman of Computer Associates’ incumbent board, Alfonse M. D’Amato, Russell M. Artzt and Willem F.P. de Vogel.

Ranger remains committed to the program which we have presented to you in our definitive proxy statement and other solicitation materials which we have filed with the Securities and Exchange Commission. Ranger’s nominees are committed to its core principles of strong corporate governance, enhanced customer focus, empowered employees and accelerated growth. They have pledged to work toward implementing the Ranger plan in cooperation with the remaining members of Computer Associates’ board, as well as with existing management. Because the Ranger nominees, if elected, will hold only four of Computer Associates’ ten directorships, the extent to which they will be able to bring about change is uncertain. Minority status may also affect the Ranger nominees’ procedural approach to certain issues; for example, they expect to propose submitting the Computer Associates poison pill to a stockholder (rather than a board) vote. Nevertheless, we believe that electing them is a significant step toward achieving Ranger’s goal of improving Computer Associates, as well as providing much needed independent oversight of Computer Associates’ management.

A proxy given to us on the enclosed GREEN proxy card will, unless you instruct otherwise, cause your shares to be voted in favor of our four nominees and in favor of the persons who are expected to be nominated by Computer Associates, other than the four who we are seeking to replace. The names, backgrounds and qualifications of the Computer Associates nominees, and other information about them, can be found in the proxy statement distributed by Computer Associates. There is no assurance that any of the Computer Associates nominees will serve as directors if any of the Ranger nominees are elected.

         1 Press release of Computer Associates dated August 10, 2001. Permission to use quote neither sought nor obtained.
         2 Institutional Shareholder Services Proxy Analysis, dated August 10, 2001 and written by Ram Kumar. Permission to use quotes neither sought nor obtained.

If you have already submitted the original version of the green proxy card, Ranger’s representatives will vote your shares as indicated on the proxy card that you submitted. Because the earlier form of the green proxy card indicates that Ranger’s representatives will vote in favor of all ten original Ranger nominees, Ranger will nominate all ten at the upcoming Computer Associates stockholders’ meeting. However, because we are no longer soliciting proxies in support of six of the nominees identified on that proxy card, it is unlikely that any of those six nominees will be elected. Therefore, as a practical matter, any stockholder who granted us authority to vote his or her shares in favor of any of those six nominees and who does not submit a new proxy card will lose the opportunity to cast a meaningful vote with respect to as many as six of Computer Associates’ ten directorships. Consequently, we encourage you to fully exercise your right to vote by signing, dating and returning the enclosed GREEN proxy card, which will allow us to vote your shares in favor of Ranger’s four present nominees and in favor of six persons expected to be nominated by Computer Associates.

* * * * *

Your vote is extremely important. Whether or not you plan to attend the upcoming stockholders’ meeting, and whether or not you have already submitted a proxy, you are urged to sign and date the enclosed GREEN proxy card and return it in the postage-paid envelope provided. Your latest-dated proxy is the only one that counts. We urge you not to return any proxy sent to you by Computer Associates.

A proxy may be given by any person who held shares of Computer Associates common stock on July 5, 2001, the record date for the upcoming stockholders’ meeting.

Ranger believes that it is in the best interest of stockholders to elect the Ranger nominees at the upcoming meeting. We strongly recommend that you vote “for” the election of the Ranger nominees.

Even if you have sent a white proxy card to Computer Associates, you have every right to change your vote. You may revoke that proxy, and vote for the Ranger Governance slate by signing, dating and mailing the GREEN proxy card. If you have any questions on how to vote your shares, please call our proxy solicitor, MORROW & CO., INC. at (800) 607-0088.

Sincerely,

Ranger Governance, Ltd.

Ranger urges all stockholders to read its definitive proxy statement, which contains important information. Ranger’s definitive proxy statement was filed with the Securities and Exchange Commission on July 27, 2001, and is available on Ranger’s website at www.rangergov.com.

GREEN PROXY CARD
APPENDIX

COMPUTER ASSOCIATES INTERNATIONAL, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
AUGUST 29, 2001 AT 10:00 A.M.

THIS PROXY IS SOLICITED BY RANGER GOVERNANCE, LTD. AND
NOT BY THE BOARD OF DIRECTORS OF COMPUTER ASSOCIATES INTERNATIONAL, INC.

        The undersigned stockholder of Computer Associates International, Inc. hereby appoints Sam Wyly and Stephen R. Perkins, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of Computer Associates International, Inc. to be held on August 29, 2001, and at any adjournment, postponement or rescheduling thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

        Receipt of the Proxy Statement and the August 17, 2001 letter regarding Ranger’s four person slate are hereby acknowledged.

        This proxy, when properly executed, will cause your shares to be voted as you direct. If you return this proxy, properly executed, without specifying a choice, your shares will be voted in favor of the Ranger nominees identified on the reverse side, will be voted in favor of Computer Associates’ nominees other than those identified on the reverse side and will be abstained on items two and three.

(Continued and to be signed on the reverse side) See reverse side
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RANGER GOVERNANCE, LTD. RECOMMENDS A VOTE “FOR” THE RANGER NOMINEES LISTED BELOW.

1.	Election of Directors.

RANGER NOMINEES : Richard J. Agnich, Stephen R. Perkins, Cece Smith and Elizabeth Ann VanStory.

☐ FOR all Ranger nominees.	☐ WITHHOLD AUTHORITY to vote for all Ranger nominees.	FOR all nominees, except vote withheld from the following nominee(s):

COMPUTER ASSOCIATES NOMINEES :

Ranger intends to use this proxy to vote for persons who have been nominated by Computer Associates to serve as directors, other than the nominees listed below. You may withhold authority to vote for one or more additional nominees of Computer Associates by writing the name of the nominee(s) below. You should refer to the proxy statement and form of proxy distributed by Computer Associates for the names, backgrounds, qualifications and other information concerning the nominees of Computer Associates.

There is no assurance that any of Computer Associates’ nominees will serve as directors if any of Ranger’s nominees are elected.

Nominees of Computer Associates with respect to whom Ranger is NOT seeking authority to vote for and WILL NOT exercise any such authority:

Alfonse M. D’Amato, Russell M. Artzt, Willem F.P. de Vogel and Charles B. Wang

Write in below the names of any additional Computer Associates nominees for which authority to vote is withheld:

2.	Approval of the Computer Associates International, Inc. 2001 Stock Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ratification of the appointment of KPMG LLP as the independent auditors of Computer Associates International, Inc. for the fiscal year ending March 31, 2002.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Other Matters.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR RESCHEDULING THEREOF AND IS UNKNOWN TO RANGER AND ITS REPRESENTATIVES A REASONABLE TIME BEFORE THE COMMENCEMENT OF RANGER’S SOLICITATION OF PROXIES.

, 2001
Date

Signature (Please sign exactly as your name appears to the left.)

Additional Signature (if held jointly)

Title

Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. The signer hereby revokes all proxies previously given by the signer to vote at the 2001 Annual Meeting of Stockholders of Computer Associates International, Inc., and any adjournment, postponement or rescheduling thereof.